Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Form 10-K and to the incorporation of our report into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-09715, 333-63199 and 333-34990).

/s/ARTHUR ANDERSEN LLP

Denver, Colorado

June 25, 2002